EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Act, the undersigned hereby agree (i) to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock, $0.01 par value per share, of Cumulus Media Inc. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(1)(ii) of the Act, no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this December 7, 2016.

CRESTVIEW RADIO INVESTORS, LLC

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title:   Chief Financial Officer

CRESTVIEW PARTNERS II, L.P.

CRESTVIEW PARTNERS II (FF), L.P.

CRESTVIEW PARTNERS II (TE), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

By: Crestview Partners II GP, L.P.,
        the general partner of each limited partnership above

By: Crestview, L.L.C., its general partner

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title:   Chief Financial Officer

CRESTVIEW PARTNERS II GP, L.P.

By: Crestview, L.L.C., its general partner

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title:   Chief Financial Officer

CRESTVIEW ADVISORS, L.L.C.

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title:   Chief Financial Officer